Exhibit 99.2 AMENDED AND RESTATED JOINT FILING AND SOLICITATION AGREEMENT In accordance with Rule 13d-l(k)(l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.001 per share, of Air Industries Group. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. Dated: January 27, 2026 Star Equity Holdings, Inc. By: /s/ Jeffrey E. Eberwein Name: Title: Jeffrey E. Eberwein Chief Executive Officer Star Equity Fund, LP By: Star Equity Fund GP, LLC General Partner By: /s/ Jeffrey E. Eberwein Name: Jeffrey E. Eberwein Title: Manager Star Equity Fund GP, LLC By: /s/ Jeffrey E. Eberwein Name: Title: Jeffrey E. Eberwein Manager Star Operating Companies, Inc. By: /s/ Richard K. Coleman, Jr. Name: Title: Richard K. Coleman, Jr. Chief Executive Officer Star Investment Management, LLC By: /s/ Jeffrey E. Eberwein Name: Title: Jeffrey E. Eberwein Manager Star Value Investments, LLC By: Star Operating Companies, Inc. By: /s/ Richard K. Coleman, Jr. Name: Title: Richard K. Coleman, Jr. Chief Executive Officer /s/ Jeffrey E. Eberwein Jeffrey E. Eberwein